UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2006

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West Littleton Blvd., Suite 300 Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 385-1230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective May 19, 2006, Eternal Energy Corp., a Nevada corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with International Frontier Resources Corporation (“IFR”), Palace Exploration Company Limited, Oilexco Incorporated (“Oilexco”), and Challenger Minerals (North Sea) Limited regarding the participation of the parties to the Letter Agreement in the drilling of an exploratory well in a North Sea petroleum exploration project. The Company previously entered into a letter agreement with IFR regarding exploration in Quad 14 in the North Sea, as previously reported in the Company’s Form 8-K filed on December 5, 2005. The Letter Agreement modifies certain aspects of the exploratory efforts set forth in the previous letter agreement by providing for the participation of the other parties in the project, now providing for Oilexco as the operator when definitive agreements are finalized and executed. The Company will now fund 12.50% of the drilling costs as compared to the 15% previously contemplated. In addition, the Company’s working interest in the project will be 9.1875% upon completion of the drilling of the test well as compared to 10% as previously contemplated. Drilling operations will commence on or before December 31, 2006. The Letter Agreement is subject to approval of the UK Department of Trade and Industry and execution of definitive agreements.

A copy of the Letter Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The Company issued a press release announcing its participation in the North Sea project, which is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description of Exhibit
10.1

Letter Agreement effective as of May 19, 2006 by and among Eternal Energy Corp., International Frontier Resources Corporation, Palace Exploration Company Limited, Oilexco Incorporated, and Challenger Minerals (North Sea) Limited.

99.1	Eternal Energy Corp. press release dated May 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
10.1

Letter Agreement effective as of May 19, 2006 by and among Eternal Energy Corp., International Frontier Resources Corporation, Palace Exploration Company Limited, Oilexco Incorporated, and Challenger Minerals (North Sea) Limited.

99.1	Eternal Energy Corp. press release dated May 23, 2006.